Exhibit 10.4

SECOND AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment”) to that certain Amended and Restated Employment Agreement, effective February 5, 2025 (the “Agreement”), by and between Robert Nadolny (the “Executive”) and MultiSensor AI Holdings, Inc., a Delaware corporation (the “Company”), shall be effective as of the date it is fully executed by the parties hereto (the “Effective Date”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS the Company and the Executive desire to amend the Agreement to provide for accelerated vesting of the Executive’s outstanding equity awards in the event of a Change in Control of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement, the parties hereto agree as follows:

1. Amendment to Equity Award Treatment. Section 3(f) of the Agreement is hereby amended by adding the following new subsection at the end thereof:

(i) Change in Control Vesting. In the event of a Change in Control (as defined in the Plan), all outstanding equity awards granted to the Executive under the Plan, including the RSU Award and the PSU Award (collectively, the “Awards”), shall not automatically vest solely as a result of the Change in Control. If the surviving or acquiring entity assumes, continues, or substitutes the Awards with awards of substantially equivalent value, the Awards shall remain outstanding and continue to vest in accordance with their original vesting schedules. Notwithstanding the foregoing, if, within 24 months following a Change in Control, the Executive’s employment is terminated by the Company or its successor without Cause (as defined below) or by the Executive for Good Reason (as defined below), then any outstanding and unvested portion of the Awards shall immediately become fully vested and, in the case of stock options or stock appreciation rights, become fully exercisable. If the surviving or acquiring entity does not assume, continue, or substitute the Awards in connection with the Change in Control, then the Awards shall become fully vested immediately prior to the consummation of the Change in Control.

2. Amendment to Form of RSU Award Agreement. The Restricted Stock Unit Award Agreement and Grant Notice attached as Exhibit A to the Agreement (the “RSU Award Agreement”) is hereby amended by adding the following provision to the Vesting Schedule section of the Grant Notice:

Notwithstanding anything in this Agreement or the Plan to the contrary, in the event of a Change in Control, the RSUs granted pursuant to this Agreement (the “Award”) shall not automatically vest solely as a result of the Change in Control. If the surviving or acquiring entity in such Change in Control assumes, continues, or substitutes the Award with an award of substantially equivalent value, the Award shall remain outstanding and continue to vest in accordance with its original vesting schedule. Notwithstanding the foregoing, if, within 24 months following such Change in Control, the Participant’s employment is terminated by the Company or its successor without Cause (as defined in the Amended and Restated Employment Agreement between the Participant and the Company, effective February 5, 2025, as amended (the “Employment Agreement”)) or by the Participant for Good Reason (as defined in the Employment Agreement), then any outstanding and unvested portion of the Award shall immediately become fully vested. If the surviving or acquiring entity does not assume, continue, or substitute the Award in connection with such Change in Control, then the Award shall become fully vested immediately prior to the consummation of the Change in Control.

3. Amendment to Form of PSU Award Agreement. The Performance Stock Unit Award Agreement and Grant Notice attached as Exhibit B to the Agreement (the “PSU Award Agreement”) is hereby amended by adding the following provision to the end of the Vesting Schedule section of the Grant Notice:

Notwithstanding anything in this Award Agreement or the Plan to the contrary, in the event of a Change in Control, the PSUs granted pursuant to this Agreement (the “Award”) shall not automatically vest solely as a result of the Change in Control. If the surviving or acquiring entity in such Change in Control assumes, continues, or substitutes the Award with an award of substantially equivalent value, the Award shall remain outstanding and continue to vest in accordance with its original vesting schedule. Notwithstanding the foregoing, if, within 24 months following such Change in Control, the Participant’s employment is terminated by the Company or its successor without Cause (as defined in the Employment Agreement) or by the Participant for Good Reason (as defined in the Employment Agreement), then any outstanding and unvested portion of the Award shall immediately become fully vested. If the surviving or acquiring entity does not assume, continue, or substitute the Award in connection with such Change in Control, then the Award shall become fully vested immediately prior to the consummation of the Change in Control.

4. Effect on Agreement. Except as expressly modified by this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect. This Amendment may only be amended or modified by a written agreement signed by the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the dates set forth below.

The Company:The Executive:

MultiSensor AI Holdings, Inc.Robert Nadolny

By: /s/ Trip Flavin

Name:Trip FlavinSignature: /s/ Robert Nadolny_________

Title: Director and Compensation Committee Chair Date: July 16, 2026

Date: July 16, 2026

Signature Page to Second Amendment to

Amended and Restated Employment Agreement